                                                                    EXHIBIT 23.5

                        CONSENT OF A. C. NIELSEN COMPANY

      We hereby consent to the use of our name in the Prospectus constituting part of the Registration Statement on Form S-4 of Del Monte Foods Company (Registration No. 333-47289) in connection with the presentation of market share data contained therein as to which we or our data compilations are identified as the source and to the use of such market share data.

      This consent to the use of our name and data are conditioned upon your accurate representation of the data as provided by ACNielsen.

      We also consent to the filing of this consent as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are "experts" within the meaning of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

                                        A.C. Nielsen Company

                                        By   /s/ Edward J. Riehl
                                             --------------------------------

                                        Name   Edward J. Riehl
                                             --------------------------------

                                        Title: ASST. SECRETARY
                                               ------------------------------

July 10, 1998